July 10, 2020

eMagin Corporation

700 South Drive, suite 201

Hopewell Junction, New York 12533

Attention: Mark Koch, Chief Financial Officer

Dear Mr. Koch:

Reference is made to the At The Market Offering Agreement, dated as of November 22, 2019, as amended on February 13, 2020 (the “ATM Agreement”), between eMagin Corporation (the “Company”) and H.C. Wainwright & Co., LLC (the “Wainwright”).  This letter (the “Amendment”) constitutes an agreement between the Company and Wainwright to amend the ATM Agreement as set forth herein.  Defined terms that are used but not defined herein shall have the meanings ascribed to such terms in the ATM Agreement.

1. The defined term “Agreement” in the ATM Agreement is amended to mean the ATM Agreement as amended by this Amendment.

2. The defined term “Registration Statement” in the ATM Agreement is amended and restated as follows:

“Registration Statement” shall mean, collectively, (i) for the period from November 22, 2019 until the Second Shelf Effective Date (as defined herein), the shelf registration statement (File Number 333-218838) on Form S-3 (the “First Registration Statement”) that was initially declared effective on July 11, 2017 and (ii) for the period from the Second Shelf Effective Date and thereafter, a new shelf registration statement (File Number 333-239441) on Form S-3 (the “Second Registration Statement”) that was filed prior to the expiration of the First Registration Statement and that was declared effective by the Commission on July 10, 2020 (such date of effectiveness of the Second Registration Statement, the “Second Shelf Effective Date”), including exhibits and financial statements and any prospectus supplement relating to the Shares that is filed with the Commission pursuant to Rule 424(b) and deemed part of such registration statement pursuant to Rule 430B, as amended on each Effective Date and, in the event any post-effective amendment thereto becomes effective, shall also mean such registration statement as so amended.”

3. The Company and Wainwright hereby agree that the date of this Amendment shall be a Representation Date under the ATM Agreement and the Company shall file a Prospectus Supplement with the Commission on the date hereof.

4. Except as expressly set forth herein, all of the terms and conditions of the ATM Agreement shall continue in full force and effect after the execution of this Amendment and shall not be in any way changed, modified or superseded by the terms set forth herein.

5. This Amendment may be executed in two or more counterparts and by facsimile or “.pdf” signature or otherwise, and each of such counterparts shall be deemed an original and all of such counterparts together shall constitute one and the same agreement.

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In acknowledgment that the foregoing correctly sets forth the understanding reached by the Company and Wainwright, please sign in the space provided below, whereupon this Amendment shall constitute a binding amendment to the ATM Agreement as of the date indicated above.

Very truly yours,

H.C. WAINWRIGHT & CO., LLC

By /s/ Edward D. Silvera_______________

     Name: Edward D. Silvera

     Title: Chief Operating Officer

Accepted and Agreed:

EMAGIN CORPORATION

By: /s/ Mark Koch ______________

      Name: Mark Koch

      Title: Chief Financial Officer

[signature page to EMAN Amendment to

atm agreement]